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[LETTERHEAD]


Writer's Direct Dial: 219/455-3917
Telefax Number:       219/455-5135


                                                                       Exhibit 9
July 19, 2000

VIA EDGAR
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The Lincoln National Life Insurance Company
1300 South Clinton Street
P.O. Box 1110
Fort Wayne, IN 46801

Re:  Lincoln Life Variable Annuity Account N
     (ChoicePlus Access Variable Annuity)
     (File Nos. 811-08517; 333-36316)

Ladies and Gentlemen:

I have made such examination of law and have examined such records and documents as I have deemed necessary to render the opinion expressed below.

I am of the opinion that upon acceptance by Lincoln Life Variable Annuity Account N ("the Account"), a segregated account of The Lincoln National Life Insurance Company ("Lincoln Life"), of contributions from a person pursuant to an annuity contract issued in accordance with the prospectus contained in the registration statement on Form N-4, and upon compliance with applicable law, such person will have a legally issued interest in his or her individual account with the Account, and the securities issued will represent binding obligations of Lincoln Life.

I consent to the filing of this Opinion as an exhibit to the Account's Pre-Effective Registration Statement on Form N-4.

Sincerely,

/s/ Mary Jo Ardington

Mary Jo Ardington
Counsel